UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2016
 Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)
(858) 202-4500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Illumina, Inc.’s 2016 annual meeting of stockholders (the “Annual Meeting”) was held on May 18, 2016, at which the company's stockholders voted upon the following proposals:

1.
The election of Frances Arnold, Francis A. deSouza, and Karin Eastham to our Board of Directors to hold office for three years until the annual meeting of stockholders in the year 2019. This proposal was approved.

2.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2017. This proposal was approved.

3.	On an advisory basis, approval of the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting. This proposal was approved.

4.	On an advisory basis, the ratification of certain supermajority voting provisions in the Company’s certificate of incorporation and bylaws. This proposal was not approved.

According to the inspector of election, stockholders present in person or by proxy representing 134,592,539 shares of the Company's common stock voted on the proposals presented as follows:

Proposal 1	Votes regarding the election of three director nominees were:

	For	Against	Abstain	Broker Non-Votes
Frances Arnold	123,919,056	694,132	32,513	9,946,838
Francis A. deSouza	120,962,339	3,654,136	29,226	9,946,838
Karin Eastham	122,897,975	1,716,717	31,009	9,946,838

Proposal 2	Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2017, were:

For	Against	Abstain	Broker Non-Votes
133,174,156	1,355,288	63,095	0

Proposal 3	Votes regarding the approval, on an advisory basis, of the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting were:

For	Against	Abstain	Broker Non-Votes
122,710,403	1,717,843	217,455	9,946,838

Proposal 4	Votes regarding the approval, on an advisory basis, of the ratification of certain supermajority voting provisions in the Company’s certificate of incorporation and bylaws were:

For	Against	Abstain	Broker Non-Votes
27,548,871	97,037,561	59,269	9,946,838

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	May 19, 2016	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary